Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

by and between

AIRTRAN HOLDINGS, INC.,

AS ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

5.50% CONVERTIBLE SENIOR NOTES DUE 2015

DATED AS OF APRIL 30, 2008

SUPPLEMENTAL TO SENIOR INDENTURE FOR SENIOR DEBT SECURITIES

DATED AS OF APRIL 30, 2008

i

ii

Exhibit A	- Form of Security:
- Assignment Form
- Form of Conversion Notice
- Form of Fundamental Change Repurchase Notice

Exhibit B	Table showing the Increase in Conversion Rate in connection with a Make-Whole Fundamental Change

iii

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 30, 2008 (the “First Supplemental Indenture”), is between AIRTRAN HOLDINGS, INC., a Nevada corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).

WHEREAS, this First Supplemental Indenture is supplemental to the Original Indenture (as defined herein); and

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of the Securities (as defined herein), and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, pursuant to Section 3.1 of the Original Indenture, the Company may establish one or more series of Securities (as such term is defined in the Original Indenture) from time to time as authorized by a supplemental indenture, of which the Securities shall be one such series; and

WHEREAS, the Form of Security, the certificate of authentication to be borne by each Security, the Assignment Form, the Form of Conversion Notice and the Form of Fundamental Change Repurchase Notice to be borne by the Securities are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the equal and ratable benefit of the Holders of the Securities on the date hereof:

ARTICLE 1

SCOPE; DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Scope of First Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, which shall initially be limited to $74,750,000 aggregate principal amount Outstanding and which may be issued from time to time, and shall not apply to any other Securities (as defined in the Original Indenture) that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of the First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02. Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture and for purposes of the Original Indenture as it relates to the Securities shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this First Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 7.03.

“Additional Securities” has the meaning specified in Section 2.02(d).

“Additional Shares” has the meaning specified in Section 4.02(b).

“Adjustment Date” has the meaning specified in Section 4.02(c).

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Allocable Collateral” has the meaning specified in the Pledge and Escrow Agreement.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Law” has the meaning specified in Section 7.01.

“beneficial owner” has the meaning specified in Section 3.01(a).

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A, except that such Security shall not bear any Global Security legends or notations.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Price” means, on any Trading Day, the reported last sale price per share of the Common Stock or other security (or, if no last sale price is reported, the average of the bid and ask prices per share or per security, as applicable, or, if more than one in either case, the average of the average bid and the average ask prices per share or per security, as appicable) on such date reported by the NYSE or, if the Common Stock or such other security is not listed for trading on the NYSE, as reported by the principal national or regional securities exchange on which the Common Stock or such other security is listed for trading or otherwise as provided in this First Supplemental Indenture.

“Common Stock” means, subject to Section 4.09, shares of common stock of the Company, par value $0.001 per share, at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Agent” has the meaning specified in Section 2.03.

“Conversion Date” has the meaning specified in Section 4.03(a).

“Conversion Notice” has the meaning specified in Section 4.03(a).

“Conversion Rate” has the meaning specified in Section 4.02(a).

“Custodian” has the meaning specified in Section 7.01.

“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Depositary” has the meaning specified in Section 2.01(b).

“Distributed Property” has the meaning specified in Section 4.06(c).

“Early Conversion Make-Whole Amount” has the meaning specified in Section 4.10.

“Escrow Account” means the escrow account provided for under the Pledge and Escrow Agreement.

“Escrow Agent” means U.S. Bank National Association, in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which the Common Stock trades, regular way, on the relevant exchange, or in the relevant market from which the Closing Price was obtained, without the right to receive such dividend or distribution.

“First Supplemental Indenture” means this First Supplemental Indenture as amended or supplemented from time to time.

“Fundamental Change” has the meaning specified in Section 3.01(a).

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(d).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Government Securities” has the meaning specified in the Pledge and Escrow Agreement.

“Indenture” means the Original Indenture, as amended or supplemented by this First Supplemental Indenture, and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Initial Conversion Rate” has the meaning specified in Section 4.02(a).

“Initial Securities” means the Securities issued on the date hereof in the aggregate principal amount of $74,750,000 and any Securities issued in replacement thereof.

“Interest Payment Record Date” has the meaning set forth in the Securities.

“Issue Date” means April 30, 2008.

“Make-Whole Fundamental Change” has the meaning specified in Section 3.01(a).

“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means April 15, 2015.

“Notice of Default” has the meaning specified in Section 7.01.

“NYSE” means the New York Stock Exchange.

“Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 5.03 hereof, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

“Open of Business” means 9:00 a.m. New York City time.

“Original Indenture” means the indenture dated as of April 30, 2008 by and between the Company and the Trustee.

“Paying Agent” has the meaning specified in Section 2.03.

“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of April 30, 2008, among the Company, the Trustee and the Escrow Agent.

“Prospectus” means that final prospectus supplement dated April 24, 2008 relating to the Securities.

“Record Date” means (i) with respect to any payment of interest on the Securities, the Interest Payment Record Date and (ii) with respect to the events specified in Section 4.06 hereof, the meaning specified in Section 4.06.

“Reference Property” has the meaning specified in Section 4.09.

“Register” has the meaning specified in Section 2.03.

“Registrar” has the meaning specified in Section 2.03.

“Reporting Obligations” has the meaning specified in Section 7.03.

“Reorganization Event” has the meaning specified in Section 4.09.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Security” or “Securities” means the Company’s 5.50% Convertible Senior Notes due 2015, as amended or supplemented from time to time pursuant to the terms of this First Supplemental Indenture, that are issued under this First Supplemental Indenture.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Spin-Off” has the meaning specified in Section 4.06(c).

“Stock Price” has the meaning specified in Section 4.02(c).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trigger Event” has the meaning specified in Section 4.06(c).

“Trustee” means U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor Trustee.

“Underwriters” means Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC.

“Underwriting Agreement” means the underwriting agreement dated as of April 24, 2008, among the Company and the Underwriters relating to the initial purchase and sale of the Securities.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating. (a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this First Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(b) Global Securities. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this First Supplemental Indenture.

(c) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities, in each case in accordance with this First Supplemental Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.09 hereof, or otherwise in accordance with the Indenture, and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of an Order from the Company, authenticate and deliver in accordance with Section 2.02 hereof, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

(d) Certificated Securities. Certificated Securities shall be issued only under the circumstances provided in Section 2.09(a)(i) hereof.

Section 2.02. Execution and Authentication. (a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

(b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under the Indenture.

(d) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $74,750,000 upon receipt of an Order of the Company in accordance with Section 3.3 of the Original Indenture. The Company may, without the consent of the Holders, re-open the Securities and issue additional Securities (the “Additional Securities”) with the same terms (including placing a portion of the proceeds thereof in the Escrow Account to secure any interest payments due on or before April

15, 2011) and with the same CUSIP number as the Securities in an unlimited aggregate principal amount; provided, however that no such Additional Securities may be issued unless fungible with the Securities offered hereby for U.S. federal income tax purposes. The Trustee shall authenticate Additional Securities thereafter in unlimited aggregate principal amount (so long as permitted by the terms of the Indenture) for original issue upon an Order of the Company in aggregate principal amount as specified in such order (except as provided in Section 2.06 hereof). Each such Order of the Company shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase.

(e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this First Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”), and an office or agency where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 10.02 of the Original Indenture. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 10.02 of the Original Indenture. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 10.02 of the Original Indenture.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this First Supplemental Indenture. The agreement shall implement the provisions of the Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this First Supplemental Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by the Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.04. Paying Agent to Hold Money and Securities in Trust. On or prior to 11:00 a.m., New York City time, on each due date of payments of Cash or shares of Common Stock in respect of the Securities, as applicable and as provided herein, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock, Cash or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.

Section 2.05. Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 2.09 hereof, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit A attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall, upon receipt of an Order of the Company, authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 3.4 of the Original Indenture or Section 8.04, Article 3 or Article 4 of this First Supplemental Indenture, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.03 hereof or Section 10.2 of the Original Indenture shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

Section 2.06. Replacement Securities. If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of an Order of the Company (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.06, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.06 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of the Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.06 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or repurchased pursuant to Section 2.06 hereof, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

If a Security is replaced pursuant to Section 2.06 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.06 hereof.

If the Paying Agent holds, in accordance with the terms of the Indenture, at 11:00 a.m., New York City time, on the Maturity Date or on a Fundamental Change Repurchase Date, as the case may be, Cash sufficient to pay all Initial Securities and all Additional Securities then payable, then on and after such Maturity Date or

Fundamental Change Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 4 hereof, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

Subject to the restrictions contained in Section 2.08 hereof, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

Section 2.08. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. If requested by the Trustee, the Company agrees to notify the Trustee in writing of the existence of any such Treasury Securities or Securities owned by the Company, any other obligor on the Securities, or, to the knowledge of the Company, any Affiliate of the Company.

Section 2.09. Legend; Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Securities.

(i) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice, (y) the Company delivers to the Trustee and the Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (z) if an Event of Default has occurred and is continuing, in each case in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of an Order of the Company (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.05 or 7.06 hereof, the right of any beneficial holder of Securities to pursue such remedy pursuant to the terms of such sections with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Certificated Securities had been issued.

(ii) Notwithstanding any other provisions of the Indenture other than the provisions set forth in Section 2.09(a)(i) hereof, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the

Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.09(a)(i) hereof, and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.05(a) hereof.

(c) Transfers of Certificated Securities for Beneficial Interests in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.09(a)(i) hereof which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in the Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an Order of the Company (which the Company agrees to deliver promptly), authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.05(a) hereof.

(d) Transfers to the Company. Nothing contained in the Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates.

Section 2.10. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

ARTICLE 3

REPURCHASE OF SECURITIES AT OPTION OF HOLDERS

Section 3.01. Purchase of Securities at Option of the Holder upon a Fundamental Change. (a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holders’ Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Repurchase Date”) that is not less than 20 nor more than 30 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 3.01(b) below, at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including any Additional Interest) (the “Fundamental Change Repurchase Price”) to, but not including, the Fundamental Change Repurchase Date, subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.01(d) below. If the Fundamental Change Repurchase Date is after a Record Date and on or prior to the related Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of record of the Securities on the relevant Record Date (which may or may not be the same Person to whom the Company shall pay the Fundamental Change Repurchase Price) and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities tendered for purchase. No Securities may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Securities.

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and (A) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (B) the Company otherwise becomes aware of any such person or group; or

(ii) the Common Stock into which the Securities are then convertible ceases to be listed for trading on the NYSE, the NASDAQ Global Select Market or NASDAQ Global Market or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States; or

(iii) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition in a single transaction or a series of transactions of all or substantially all of the Company’s properties and assets other than:

(A) any transaction:

(1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and

(2) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such transaction in substantially the same proportion as their entitlement to exercise, directly or indirectly, voting power of shares of the Company’s Capital Stock entitled to vote generally in elections of the Company’s directors immediately prior to such transaction; or

(B) any transaction that is effected solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving corporation; or

(C) any transaction with any of the Company’s wholly-owned subsidiaries, so long as such transaction is not part of a plan or a series of transactions designed with the intention of, or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing of all or substantially all of the Company’s properties and assets to any other Person or Persons.

(iv) the Company’s shareholders approve any plan or proposal for the Company’s liquidation or dissolution.

However, a fundamental change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than Cash payments for fractional shares and Cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (iii) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of the transaction or transactions, the Securities become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.

A “Make-Whole Fundamental Change” shall be deemed to have occurred upon the occurrence of a Fundamental Change described in clause (i) or clause (iii) of the definition of Fundamental Change above (including the preceding paragraph).

For purposes of this Section 3.01, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(b) Notice of Make-Whole Fundamental Change. The Company will give notice of an anticipated Make-Whole Fundamental Change to each Holder (and to beneficial owners as required by applicable law) (to the extent the date of such Make-Whole Fundamental Change may reasonably be anticipated) no later than the 15th Scheduled Trading Day prior to the date on which a Make-Whole Fundamental Change is anticipated to become effective.

(c) Notice of Fundamental Change. Within 15 Business Days after the effective date of each Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Repurchase Date and shall mail or cause to be mailed a written notice of the Fundamental Change (each such notice, a “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 1.8 of the Original Indenture. The notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state, as applicable:

(i) the events causing such Fundamental Change, the Adjustment Date of the Fundamental Change (in the case of a Make-Whole Fundamental Change) and the date of effectiveness of such Fundamental Change;

(ii) that the Holder has a right to require the Company to purchase the Holder’s Securities;

(iii) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(iv) the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 3.01;

(vii) the names and addresses of the Paying Agent and the Conversion Agent;

(viii) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Repurchase Price;

(ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security;

(x) the Conversion Rate (after giving effect to any change in the Conversion Rate that resulted from the Fundamental Change);

(xi) that the Securities with respect to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 4 of this First Supplemental Indenture only if either (i) the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture or (ii) there shall be a default in the payment of the Fundamental Change Repurchase Price;

(xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv) subject to Section 2.10 hereof, the CUSIP number(s) of the Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.01(c); provided further, however, that the text of such notice shall be prepared by the Company.

(d) Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 3.01(a) above upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to, and such Fundamental Change Repurchase Notice must be received by, the Paying Agent no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Notice must state:

(i) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(ii) the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(iii) that such Securities are being tendered for and shall be purchased by the Company on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in this First Supplemental Indenture.

The book-entry transfer or delivery of such Security to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price; provided, however, that such Fundamental Change Repurchase Price shall be paid pursuant to this Section 3.01 only if the Security so transferred by book-entry or delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Section 3.01 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01(d) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b) below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notices or written notices of withdrawal thereof.

(e) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn, and such Securities may be surrendered or transferred by book-entry or delivered for purchase, in accordance with the Applicable Procedures.

Section 3.02. Effect of Fundamental Change Repurchase Notice. (a) Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder on the later of (i) the Fundamental Change Repurchase Date (provided such Holder has satisfied the conditions in Section 3.01(d) above with respect to such Security) and (ii) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01(d) above. A Security in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice, unless either (i) such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.02(b) below; or (ii) there shall be a default in the payment of the Fundamental Change Repurchase Price, provided, that the conversion right with respect to such Security shall terminate at the Close of Business on the date such default is cured and such Security is purchased in accordance herewith.

(b) A Fundamental Change Repurchase Notice may be withdrawn by any Holder delivering such Fundamental Change Repurchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and such notice of withdrawal must be received by the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(iii) the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Repurchase Notice and that has been or shall be delivered for purchase by the Company.

Section 3.03. Deposit of Fundamental Change Repurchase Price. On or prior to 11:00 a.m., New York City time, on a Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 hereof) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, Cash sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities for which a Fundamental Change Repurchase Notice has been delivered and not validly withdrawn in accordance with this First Supplemental Indenture, then, on and after such Fundamental Change Repurchase Date, such Securities shall cease to be outstanding and interest (including any Additional Interest) on such Securities shall cease to accrue, whether or not such Securities are transferred by book-entry or delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 3.04. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Repurchase Date, the Company shall issue and the Trustee shall, upon receipt of an Order from the Company (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.05. Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 above exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Repurchase Date, then, within one Business Day after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 3.06. Compliance with Securities Laws upon Purchase of Securities. When complying with the provisions of Article 3 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 3 to be exercised in the time and in the manner specified herein.

ARTICLE 4

CONVERSION

Section 4.01. Conversion Privilege. The Securities shall be convertible in accordance with their terms and in accordance with and subject to this Article 4 into a number of shares of Common Stock equal to the Conversion Rate, subject to the provisions of Section 4.02 below regarding fractional shares, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date. Securities may be converted only in denominations of $1,000 principal amount and integral multiples thereof.

Section 4.02. Conversion Rate. (a) The Securities shall be convertible into a number of shares of Common Stock at an initial conversion rate (the “Initial Conversion Rate”) of 260.4167 shares of Common Stock (subject to adjustments as provided in Section 4.02(c), Section 4.06 and Section 4.11 of this First Supplemental Indenture, as so adjusted from time to time, the “Conversion Rate”) per $1,000 principal amount of Securities.

A Holder of a Security otherwise entitled to a fractional share will receive Cash in an amount equal to the value of such fractional share based on the Closing Price of the Common Stock on the related Conversion Date.

A Security for which a Holder has delivered a Fundamental Change Repurchase Notice requiring the Company to purchase the Securities may be surrendered for conversion only if such notice is withdrawn in accordance with this First Supplemental Indenture.

(b) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change, then the Conversion Rate of the Securities being converted by such Holder shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) set forth in Exhibit B. For the avoidance of doubt, the increases provided for in this Section 4.02(b) shall only be made with respect to the Securities being converted in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted. For purposes of this Section 4.02(b), a conversion shall be deemed to be “in connection” with a Make-Whole Fundamental Change if it occurs during the period that begins on (and includes) the 15th Scheduled Trading Day prior to the anticipated effective date of such Make-Whole Fundamental Change, as specified pursuant to the notice provided pursuant to Section 3.01(b) hereof, and ends on (and includes) the Fundamental Change Repurchase Date relating to such Make-Whole Fundamental Change as set forth in Article 3 hereof.

(c) The increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities, will be determined by the Company by reference to the table attached as Exhibit B hereto, based on the earliest of the date on which the Make-Whole Fundamental Change is publicly announced, occurs or becomes effective (the “Adjustment Date”) and the price paid or deemed to be paid per share of Common Stock in the transaction constituting the Make-Whole Fundamental Change (the “Stock Price”) subject to adjustment as set forth in the next paragraph; provided that if a Holder of the Common Stock receives only Cash in connection with such transaction, the Stock Price shall be the Cash amount paid per share. In all other cases, the Stock Price will be the average of the Closing Prices of the Common Stock over the thirty consecutive Trading Days prior to, but not including, the date of effectiveness of the Make-Whole Fundamental Change. If the Stock Price is between two Stock Price amounts on the table or the Adjustment Date is between two Adjustment Dates on the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later adjustment dates based on a 365-day year, as applicable. If the Stock Price is in excess of $30.00 per share (subject to adjustment in the same manner as the Stock Price), no increase in the Conversion Rate will be made and if the Stock Price is less than $3.20 per share (subject to adjustment in the same manner as the Stock Price), no increase in the Conversion Rate will be made. Notwithstanding anything to the contrary, in no event will the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.02(b) above and this Section 4.02(c) exceed 52.0833 shares (subject to adjustment in the same manner in which the Conversion Rate is adjusted, as set forth in Section 4.06 hereof) per $1,000 principal amount of Securities.

The Stock Prices set forth in the first column of the table attached as Exhibit B hereto will be adjusted as of any date on which the Conversion Rate is adjusted, as set forth in Section 4.06 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof.

Securities surrendered for conversion in connection with a Make-Whole Fundamental Change will be settled as follows:

•

If the Conversion Date occurs prior to the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur on the third Trading Day immediately following such date of effectiveness; and

•

If the Conversion Date occurs on or following the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur on the third Trading Day immediately following such Conversion Date.

The Company will settle such conversions by delivering Reference Property equivalent to shares of the Common Stock based on the increased Conversion Rate resulting from such Make-Whole Fundamental Change.

Notwithstanding the foregoing, if the Reference Property with respect to a Make-Whole Fundamental Change consists entirely of Cash, (i) the applicable Stock Price used to determine the amount of Cash payable upon conversion of the Securities in connection with a Make-Whole Fundamental Change will be the actual amount of Cash paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) Securities surrendered for conversion in connection with such Make-Whole Fundamental Change will be settled as follows:

•

If the Conversion Date occurs prior to the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur on the third Business Day immediately following such date of effectiveness; and

•	If the Conversion Date occurs on or following the date of effectiveness of such Make-Whole Fundamental Change, settlement shall occur on the third Business Day following such Conversion Date.

For the avoidance of doubt, in the event Securities are surrendered for conversion in connection with an anticipated Make-Whole Fundamental Change and such Make-Whole Fundamental Change does not in fact occur, no Additional Shares will be added to the Conversion Rate and no additional Cash or Reference Property will be paid as a result of the related anticipated Make-Whole Fundamental Change, and settlement shall occur on the third Business Day following the date on which the transaction giving rise to the anticipated Make-Whole Fundamental Change is terminated or abandoned.

Section 4.03. Conversion Procedure. (a) The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 4.01 hereof (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.06 hereof regarding the loss, theft, destruction or mutilation of the Security and such security or indemnity as required pursuant to Section 2.06 hereof; (3) appropriate endorsements and transfer documents if required by the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 4.04 hereof, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Securities will be deemed to be converted immediately prior to the Close of Business on the Conversion Date. The Company shall deliver the shares to the Holder through a Conversion Agent in the form of a certificate for the number of whole shares of Common Stock issuable upon the conversion or, in the case of holders of Securities in book-entry form with DTC, in accordance with DTC customary practices. In each case, the Company shall also deliver to such holder Cash in lieu of any fractional shares pursuant to Section 4.02(a) of this First Supplemental Indenture and Cash with respect to any Early Conversion Make-Whole Amount pursuant to Section 4.10 hereof. The Company shall deliver such shares and Cash, except as set forth in Section 4.02(c) and subject to Section 4.04 of this First Supplemental Indenture, in any event no later than the third Trading Day immediately following the Conversion Date.

(b) The Person in whose name the Security is registered shall be deemed to be a shareholder of record immediately prior to the Close of Business on the Conversion Date; provided, however, that no surrender of a Security or satisfaction of the other conditions in Section 4.03(a) above on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall, provided that all such conditions have been satisfied, be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

(c) Subject to the Company’s obligations under Section 4.10 hereof the Company’s delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any Cash payment for such holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security and to satisfy the Company’s obligation to pay accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.

(d) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of an Order of the Company, authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.

Section 4.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock or Cash in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name or Cash payable to a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued or the Cash is to be paid in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.05. Company to Provide Stock. (a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim other than a lien or claim created by or with respect to the Holder of the Securities being converted.

(c) The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and, if the Common Stock is then listed or quoted on the NYSE, the NASDAQ Global Select Market, NASDAQ Global Market or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon conversion of the Securities to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this First Supplemental Indenture, the

Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.06. Adjustment of Conversion Rate. This Section 4.06 describes adjustments to the Conversion Rate to be made in connection with the events described below, as well as events that will not result in adjustment of the Conversion Rate, treatment of rights and treatment of Reference Property.

(a) If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such dividend or distribution, or the Open of Business on the effective date of such share split or combination, as applicable;

CR'	=	the new Conversion Rate in effect immediately after the Open of Business on the Record Date for such dividend or distribution, or the Open of Business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution, or the Open of Business on the effective date of such share split or share combination, as applicable; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the Open of Business on the effective date of such share split or share combination, as applicable.

The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 4.06(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) Except as otherwise provided for by Section 4.06(d) below, if the Company, at any time or from time to time while any of the Securities are outstanding, distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the Open of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the announcement with respect to such rights, warrants or convertible securities had not been made.

In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Company’s Board of Directors.

(c) If the Company, at any time or from time to time while any of the Securities are outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 4.06(a) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Company’s Capital Stock or other securities, but excluding (i) dividends or distributions as to which an adjustment under Section 4.06(a), Section 4.06(b) or Section 4.06(d) hereof shall apply, (ii) dividends or distributions paid exclusively in Cash and (iii) Spin-Offs to which the provision set forth below in this Section 4.06(c) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire the Company’s Common Stock or other securities, hereinafter in this Section 4.06(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the Open of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Company’s Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Notwithstanding the foregoing, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Company shall distribute to each Holder on the date the Distributed Property is distributed to holders of Common Stock, but without requiring such Holder to convert its Securities, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for stockholders entitled to receive such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 4.06(c).

With respect to an adjustment pursuant to this Section 4.06(c) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR'	=	the new Conversion Rate in effect from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following the effective date of any Spin-Off, references to 10 Trading Days within the portion of this Section 4.06(c) related to “Spin-Offs” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

For purposes of this Section 4.06(c), Section 4.06(a) and Section 4.06(b) hereof, any dividend or distribution to which this Section 4.06(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.06(a) or 4.06(b) hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 4.06(a) or 4.06(b) hereof applies (and any Conversion Rate adjustment required by this Section 4.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 4.06(a) or 4.06(b) hereof applies (and any further Conversion Rate adjustment required by Section 4.06(a) and 4.06(b) hereof with respect to such dividend or distribution shall then be made), except (A) the Open of Business on the Record Date of such dividend or distribution shall be substituted for “the Open of Business on the Record Date,” “the Open of Business on the Record Date or the Open of Business on the effective date,” “after the Open of Business on the Record Date for such dividend or distribution or the Open of Business on the effective date of such share split or share combination” and “the Open of Business on the Record Date for such distribution” within the meaning of Section 4.06(a) and Section 4.06(b) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Open of Business on the Record Date or the Open of Business on the effective date” within the meaning of Section 4.06(a) hereof.

(d) If the Company, at any time or from time to time while any of the Securities are outstanding, distributes rights or warrants to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 4.06(c) above, (and no adjustment to the Conversion Rate under Section 4.06(c) above will be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such rights or warrants and an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 4.06(c) above. If any such right or warrant are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.06(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

(e) If the Company, at any time or from time to time while any of the Securities are outstanding, makes a Cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Business Day immediately prior to the Record Date for such dividend or distribution;

CR'	=	the new Conversion Rate in effect immediately after the Open of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in Cash per share the Company distributes or dividends to holders of Common Stock.

Notwithstanding the foregoing, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Company shall distribute to each Holder on the date the Cash dividend or distribution is paid to holders of Common Stock, but without requiring such Holder to convert its Securities, for each $1,000 principal amount of Securities, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 4.06(e), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.06(e), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(f) If the Company or any of its Subsidiaries makes a payment of Cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such Cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Trading Day next succeeding the expiration date;

CR'	=	the new Conversion Rate in effect immediately after the Close of Business on the Trading Day next succeeding the expiration date;

AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP'	=	the Closing Price of Common Stock on the Trading Day next succeeding the expiration date.

If the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 4.06(f) with respect to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.06(f).

(g) For purposes of this Section 4.06 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) If application of the formulas provided in Sections 4.06(a), 4.06(b), 4.06(c), 4.06(d), 4.06(e) or 4.06(f) above would result in a decrease in the Conversion Rate, no adjustment (other than a readjustment as described in such sections) to the Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.

(i) If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 4.06, during such period.

Section 4.07. No Adjustment. No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 4.07 is not required to be made shall be carried forward and the

Company shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Securities. All calculations under this Article 4 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made for (i) issuances of Common Stock pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described under (ii) above and outstanding as of the date the Securities were first issued, (iii) a change in the par value of the Common Stock, (iv) upon the issuance of any shares of Common Stock pursuant to the Common Stock offering made concurrently with the offering of the Securities (including upon the initial issuance and subsequent issuance of shares of Common Stock if the over-allotment option is exercised by one or more of the underwriters thereunder) or (v) accrued and unpaid interest, including Additional Interest, if any.

No adjustment to the Conversion Rate need be made pursuant to Section 4.06 above for a transaction if Holders are permitted to participate in the transaction without conversion, concurrently with the holders of Common Stock, on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice to holders of Common Stock participating in the transaction.

Whenever a provision of this First Supplemental Indenture requires the calculation of an average of the Closing Price over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 4.08. Shareholder Rights Agreements. Upon conversion of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any shareholder rights agreement the Company adopts or implements that provides that each share of Common Stock issued upon conversion of the Securities at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 4.06(d) hereof. If, prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property or rights or warrants as described in Section 4.06(d) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.09. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If (1) there shall occur (a) any reclassification of the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of Common Stock); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of Common Stock) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock (other than Common Stock), other securities, other property, assets or Cash (or any combination thereof) for such shares of Common Stock (any such event a “Reorganization Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Reorganization Event, execute and deliver to the Trustee a supplemental indenture signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company and providing that, at the effective time of the Reorganization Event, the settlement of the Securities tendered for conversion will be based on, and the property deliverable in respect of any such settlement will consist of, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that holders of shares of Common Stock are entitled to receive in respect of each share of Common Stock upon such Reorganization Event (the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of such Reorganization Event. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4. The provisions of this Section 4.09 shall similarly apply to successive Reorganization Events.

Section 4.10. Early Conversion Make-Whole Amount. Holders who convert Securities prior to April 15, 2011 shall receive for each $1,000 principal amount of Securities converted, in addition to a number of shares of Common Stock determined pursuant to Section 4.02(b) hereof, the Cash proceeds, subject to the limitation described below, from the liquidation by the Escrow Agent pursuant to Section 4(c) of the Pledge and Escrow Agreement of the Allocable Collateral for each $1,000 principal amount of Securities being converted (such Cash proceeds, the “Early Conversion Make-Whole Amount”); provided that, as set forth in the Pledge and Escrow Agreement, if a Holder converts Securities after the Close of Business on any Record Date but prior to the next Interest Payment Date, the Government Securities with respect to the Securities being converted relating to the interest payable on such Securities on such Interest Payment Date shall be excluded from such sale and from the Early Conversion Make-Whole Amount and proceeds from such portion of the Government Securities shall be paid to the Holder of such Securities on the Record Date corresponding to such Interest Payment Date.

Section 4.11. Other Adjustments. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Company; provided the Company has given to Holders and the Trustee at least 15 days’ prior notice, in accordance with Sections 1.7 and 1.8 of the Original Indenture, of any such increase in the Conversion Rate and the period during which it will be in effect. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 4.06 hereof, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders.

Section 4.12. Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment in accordance with Section 1.8 of the Original Indenture, and file with the Trustee an Officers’ Certificate briefly stating the Conversion Rate, the facts giving rise to the adjustment and the manner of computing it. Unless and until the

Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.13. Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09.

Section 4.14. Settlement Upon Conversion. Except as described in this Section 4.14 and in Section 4.10 hereof, the Company will not make any payment in Cash or Common Stock or other adjustment for accrued and unpaid interest (including Additional Interest, if any) on any Securities when they are converted. If Securities are surrendered for conversion after the Close of Business on a Record Date for the payment of interest but prior to the Open of Business on the corresponding Interest Payment Date, a Holder of such Securities at the Close of Business, on such Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion of those Securities prior to that Interest Payment Date; provided, however, that each Holder agrees, by accepting a Security, that if the Holder surrenders any Securities for conversion during such period, such Holder must pay the Company at the time such Holder surrenders its Securities for conversion interest (including Additional Interest) in accordance with the next sentence if such conversion occurs after April 15, 2011. Securities surrendered for conversion during the period from the Close of Business on any Record Date to the Open of Business on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on such Interest Payment Date on the Securities so converted; provided that no such payment need be made (a) if the Company has specified a Fundamental Change Repurchase Date in respect of the Securities that is after the Close of Business on a Record Date and on or prior to the Open of Business on the next Interest Payment Date; (b) in respect of any conversion that occurs after the Close of Business on April 1, 2015 and prior to the Maturity Date or (c) to the extent of any overdue interest, if any such amount exists at the time of conversion with respect to such Security.

ARTICLE 5

COVENANTS

Section 5.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this First Supplemental Indenture, including payments of Cash and shares of Common Stock due upon conversion. The principal amount, Fundamental Change Repurchase Price, Early Conversion Make-Whole Amount and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds on or prior to 11:00 a.m., New York City time, on such date, in accordance with the Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Additional Interest, if any, at the rate borne by the Securities per annum.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (in each case, without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Each installment of accrued and unpaid interest and Additional Interest, if any, on the Securities due on any Interest Payment Date may be paid by mailing checks for the amount payable to or upon the written order of the Securityholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Securityholder with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Registrar not later than the relevant Record Date accrued and unpaid interest and Additional Interest, if any, on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest and Additional Interest, if any, shall be made to the Depositary by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 5.02. Reports and Certain Information. The Company shall file with the Trustee, within 15 days after it is required to file them with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Date Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed filed with the Trustee and provided further that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment from the SEC. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this First Supplemental Indenture or any applicable law.

Section 5.03. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 5.04. Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Repurchase Price in respect of Securities, or any interest (including any Additional Interest) or Early Conversion Make-Whole Amount on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants, to the extent it may lawfully do so, that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.05. Notice of Default. In the event that any Default or Event of Default shall occur, the Company shall give prompt (and in any event within thirty (30) days after the Company becomes aware of such Default or Event of Default) written notice by an Officers’ Certificate of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 5.06. Additional Interest Notice. In the event that the Company elects to pay Additional Interest to the Securityholders pursuant to Section 7.03, the Company will provide written notice to the Trustee as set forth in Section 7.03 hereof.

Section 5.07. Pledge And Escrow Agreement Deposit. On the Issue Date and on any date the Company issues additional Securities as a result of the Underwriters’ exercising their over-allotment option as set forth in the Underwriting Agreement, the Company shall deposit a portion of the net proceeds from the sale of Securities in the Escrow Account pursuant to the Pledge and Escrow Agreement.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.01. Company May Consolidate, etc., Only on Certain Terms. Article 8 of the Original Indenture shall not apply to the Securities. The Company shall not consolidate with, or merge into, any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any other Person in a single transaction or series of transactions, unless:

(a)	either:

•	the resulting, continuing, surviving or transferee Person is the Company; or

•

the resulting, continuing, surviving or transferee Person is a corporation or limited liability company (provided, that the successor may be a limited liability company only if the Securities remain convertible into common stock of a corporation) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) if, as a result of such transaction, the Securities become convertible into Common Stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company, or such other Person under the Securities and the Indenture; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01. Events of Default. An “Event of Default” shall occur if:

(a) the Company defaults in the payment of any principal of the Securities when the same becomes due and payable (whether at maturity, on a Fundamental Change Repurchase Date or otherwise);

(b) the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) on any of the Securities within ten Business Days of an Interest Payment Date through, and including, April 15, 2011;

(c) the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any) on the Securities, to the extent such accrued and unpaid interest (including Additional Interest, if any) is not covered under clause (b) above, when the same becomes due and payable, and such default continues for a period of 30 days;

(d) the Company fails to deliver all shares of Common Stock when such Common Stock is required to be delivered upon conversion of any Securities, and such default continues for ten Business Days;

(e) the Company fails to provide the Fundamental Change Company Notice when required by this First Supplemental Indenture and such default continues for ten Business Days;

(f) the Company fails to deliver any Early Conversion Make-Whole Amount and such default continues for ten Business Days;

(g) the Company fails to comply with any of its other agreements contained in the Securities or in the Indenture (other than a covenant or warranty or default whose performance or breach is elsewhere in this Section 7.01 specifically provided for) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(h) the Company, or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, commences a voluntary case or proceeding; consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; consents to the appointment of a Custodian of it or for any substantial part of its property; or makes a general assignment for the benefit of its creditors;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding; appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or orders the winding up or liquidation of the Company or a Significant

Subsidiary; and in each case of this clause (i) the order or decree remains unstayed and in effect for 60 consecutive days; or

(j) the Pledge and Escrow Agreement ceases to be in full force and effect, or enforceable, prior to its expiration in accordance with its terms.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (or such Default is not waived) within the time period specified in clause (g) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 7.01 must be in writing, specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 7.01 is cured in accordance herewith, it shall cease to be a Default.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 5.03), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and the Indenture.

Section 7.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) or (i) of Section 7.01 hereof) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.

If an Event of Default with respect to the Company specified in clauses (h) or (i) of Section 7.01 hereof occurs, all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such default on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest (including Additional Interest, if any) on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 6.7 of the Original Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The provisions of Sections 7.01 and 7.02 of this First Supplemental Indenture shall supersede and replace the provisions, respectively, of Sections 5.1 and 5.2 of the Original Indenture for purposes of the Securities.

Section 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities, the payment of Cash and, if applicable, shares of Common Stock upon conversion or to enforce the performance of any provision of the Securities or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Notwithstanding anything to the contrary in the Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the Company’s failure to comply with the covenant set forth in Section 5.02 hereof, for the failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (any such obligation, the “Reporting Obligations”), shall for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities at an annual rate of 0.25% of the principal amount of the Securities (the “Additional Interest”). If the Company so elects, such Additional Interest will accrue on all outstanding Securities from, and including, the date on which an Event of Default relating to a failure to comply with the Reporting Obligations hereof first occurs to, but not including, the 91st day thereafter (or such earlier date on which the Event of Default relating to the Reporting Obligations shall have been cured or waived). On such 91st day (or earlier, if such Event of Default is cured or waived prior to such 91st day), such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 91st day, the Securities will be subject to acceleration as provided above. The provisions set forth in this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. For the avoidance of doubt, the Additional Interest shall not begin accruing until the Company fails to comply with the Reporting Obligations for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. In the event Company does not elect to pay the Additional Interest in accordance with this paragraph, the Securities will be subject to acceleration as provided above. In order to elect to pay the Additional Interest as the sole remedy during the first 90 days after the occurrence of an Event of Default relating to failure to comply with the Reporting Obligations, the Company must notify the Trustee and the Paying Agent of such election on or before the Close of Business on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the Additional Interest, the Securities will be subject to acceleration as provided above.

Section 7.04. Waiver of Defaults and Events of Default. Subject to Section 7.06 and Section 8.02 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing or future Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or any interest (including Additional Interest, if any) on any Security, or the payment of any applicable Fundamental Change Repurchase Price, or a failure by the Company to deliver shares of Common Stock (and Cash in lieu of any fractional shares) or any Early Conversion Make-Whole Amount upon conversion in accordance with Article 4 or any Default or Event of Default in respect of any provision of the Indenture or the Securities that, under Section 8.02 hereof, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 7.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from the Indenture, as permitted by the TIA.

Section 7.05. Limitations on Suits. The provisions of this Section 7.05 shall supersede and replace the provision of Section 5.7 of the Original Indenture for purposes of the Securities. Subject to Section 7.06 hereof, a Holder of a Security may not pursue any remedy with respect to the Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request to pursue the remedy within 60 days after receipt of the notice, request and the offer of security or indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use the Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 7.06. Rights of Holders to Receive Payment and to Convert. The provisions of this Section 7.06 shall supersede and replace the provision of Section 5.8 of the Original Indenture for purposes of the Securities. Notwithstanding any other provision of the Indenture, the right of any Holder of a Security to receive payment in Cash of the principal amount, Fundamental Change Repurchase Price or interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this First Supplemental Indenture, receive shares of Common Stock (and Cash in lieu of fractional shares) or the Early Conversion Make-Whole Amount upon conversion in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.07. Collection Suit by Trustee. The provisions of this Section 7.07 shall supersede and replace the provision of Section 5.3 of the Original Indenture for purposes of the Securities. If an Event of Default in the payment of principal or interest (including Additional Interest, if any), Fundamental Change Repurchase Price or any Early Conversion Make-Whole Amount specified in clauses (a), (b), (c) or (f) of Section 7.01 hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 6.7 of the Original Indenture.

Section 7.08. Priorities. The provisions of this Section 7.08 shall supersede and replace the provision of Section 5.6 of the Original Indenture for purposes of the Securities. Any money or property collected by the Trustee pursuant to this Article 7, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under the Indenture shall be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 6.7 of the Original Indenture;

Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, interest (including Additional Interest, if any), the Fundamental Change Repurchase Price, amounts due upon conversion (including amounts resulting from a Make-Whole Fundamental Change or the Early Conversion

Make-Whole Amount), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.08. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 7.09. Expenses and Compensation of the Trustee. Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(h) or Section 7.01(i) above, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Securities without notice to, or consent of, any Securityholder:

(a) to cure any ambiguity, omission, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders in any material respect;

(b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d) to add a guarantor;

(e) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(f) to secure the Securities;

(g) to increase the Conversion Rate;

(h) to comply with the rules of any applicable securities depositary, including the Depositary;

(i) to conform the text of the Indenture or the Securities to any provision of the “Description of the Notes” contained in the Prospectus to the extent that the text of the “Description of the Notes” was intended by the Company and the Underwriters to be a recitation of the text of the Indenture or the Securities as represented by the Company to the Trustee in an Officers’ Certificate;

(j) to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture;

(k) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment or supplement necessary or advisable in connection with such issuance; provided that no such amendment or supplement shall impair the rights or interests of any Holder of outstanding Securities; or

(l) to add to the covenants listed in Article 5 of this First Supplemental Indenture and Article 10 of the Original Indenture or Events of Default listed in Article 7 of this First Supplemental Indenture for the benefit of the Holders or surrender any right or power conferred upon the Company;

(m) to establish the forms or terms of the Securities if issued in certificated form;

(n) make any change to the Indenture or forms or terms of the Securities that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under the Indenture or the Securities of any such Holder; or

(o) to execute a supplemental indenture in accordance with Section 4.09 hereof.

Section 8.02. With Consent of Holders. The Company and the Trustee may amend or supplement the Securities or the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 7.04 and Section 7.06 hereof, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may, without notice to the Holders of Securities, waive compliance in any instance by the Company with any provision of the Securities or the Indenture or waive any past default under the Indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver Common Stock, with respect to any Security or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Security affected. However, notwithstanding the foregoing but subject to Section 8.03 hereof, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a) change the stated maturity of the principal of or the payment date of any installment of interest (including Additional Interest, if any) on or with respect to the Securities;

(b) reduce the principal amount of, the Fundamental Change Repurchase Price of, or the Conversion Rate (except as may be provided in this First Supplemental Indenture) or rate of interest or Additional Interest on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the currency in which payment of principal of, the Fundamental Change Repurchase Price of, or interest with respect to, the Securities is payable;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, the Securities;

(f) modify the provisions with respect to the repurchase rights of Holders as provided in Article 3 hereof in a manner adverse to Holders;

(g) adversely affect the right of Holders to convert Securities in any material respect, other than as may be provided in the Indenture;

(h) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the Indenture;

(i) alter the manner of calculation or rate of accrual of interest or Additional Interest or Fundamental Change Repurchase Price or the Conversion Rate (except as permitted under Section 8.01(g) hereof) on any Security or extend the time for payment of any such amount; or

(j) reduce the Early Conversion Make-Whole Amount or otherwise modify the provisions of Section 4.10 hereof in a manner adverse to a Holder.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 8.01 above or this Section 8.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

The provisions of Sections Section 8.01 and Section 8.02 of this First Supplemental Indenture shall supersede and replace the provisions, respectively, of Sections 9.01 and 9.02 of the Original Indenture for purposes of the Securities.

Section 8.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After any amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 8.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

ARTICLE 9

SATISFACTION AND DISCHARGE

Section 9.01. Satisfaction and Discharge of the Indenture. Article 4 of the Original Indenture shall not apply to the Securities. The Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

(a)	either:

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 hereof) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Maturity Date, upon acceleration, with respect to any Fundamental Change Repurchase Date, upon conversion or otherwise and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities on such date;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 6.7 of the Original Indenture and, if money shall have been deposited with the Trustee pursuant to Section 9.01(a)(ii) above, the obligations of the Trustee under Section 9.02 below shall survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, Article 4, Article 9, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 5.01, Section 5.04 and Section 5.05 of this First Supplemental Indenture and Section 6.7 and Section 10.2 of the Original Indenture shall survive any discharge of the Indenture until such time as there are no Securities outstanding.

Section 9.02. Repayment to the Company. This Section 9.02 shall supersede and replace the provisions of the last paragraph of Section 10.3 of the Original Indenture for purposes of the Securities. The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.02. No Sinking Fund and No Defeasance. The provisions of Article 12 and Article 13 of the Original Indenture shall not apply to any Securities issued under this First Supplemental Indenture.

Section 10.03. No Adverse Interpretation of Other Agreements. This First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company other than the Original Indenture for purposes of the Securities. Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

Section 10.04. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

Section 10.05. Calculations in Respect of the Securities. The Company or its agents shall make all calculations under the Indenture and the Securities in good faith, and the Trustee shall have no duties in respect of such calculations. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

AIRTRAN HOLDINGS, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Security Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF REVERSE SIDE OF SECURITY]

AIRTRAN HOLDINGS, INC.

5.50% Convertible Senior Notes due April 15, 2015

No.	CUSIP:	[—]	U.S. $
	ISIN:	[—]

AirTran Holdings, Inc., a Nevada corporation (the “Company,” which term shall include any successor Person under the Indenture (as hereinafter defined) referred to on the attached “Terms of the Notes”), promises to pay to Cede & Co., or registered assigns, the principal amount of                      Dollars ($                    ), subject to modification as set forth on the attached Schedule of Exchanges of Securities, on April 15, 2015, and to pay interest thereon, in arrears, from and including the most recent interest payment date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including April 30, 2008), to, but excluding, April 15 and October 15 of each year (each, an “Interest Payment Date”), beginning on October 15, 2008, at a rate of 5.50% per annum until the principal hereof is paid or made available for payment at April 15, 2015, or upon acceleration, or until such date on which this security is converted or purchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the Close of Business on the Interest Payment Record Date as provided herein.

Reference is hereby made to the further provisions of this Security set forth on the attached “Terms of the Notes,” which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AIRTRAN HOLDINGS, INC.,

By:
Name:
Title:

3

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee,

By:
Name:
Title:

4

AIRTRAN HOLDINGS, INC.

5.50% CONVERTIBLE SENIOR NOTES DUE APRIL 15, 2015

This Security is one of a duly authorized issue of 5.50% Convertible Senior Notes due April 15, 2015 (the “Securities”) of the Company issued under an Indenture, dated as of April 30, 2008 (the “Original Indenture”) as supplemented by the First Supplemental Indenture dated as of April 30, 2008 (the “First Supplemental Indenture” and, the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

AirTran Holdings, Inc., a Nevada corporation (the “Company”), promises to pay interest (including any Additional Interest) on the principal amount of this Security at the rate per annum shown above. The Company will pay interest (including any Additional Interest), payable semi-annually in arrears, on April 15 and October 15 of each year, with the first payment to be made on October 15, 2008, subject to limited exceptions if the Securities are converted after April 15, 2011 and prior to the relevant Interest Payment Date. Interest will be paid to the Holders of record on the Interest Payment Record Date. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, April 30, 2008, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

Payment of the principal of, and interest (including any Additional Interest), the Fundamental Change Repurchase Price and any Early Conversion Make-Whole Amount on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, in accordance with Section 5.01 of the First Supplemental Indenture, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar, Conversion Agent.

Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.

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4.	Indenture.

The Securities are general unsecured obligations of the Company initially limited to $74,750,000. The Company may, without consent of the Securityholders, issue Additional Securities under the Indenture with the same terms (including placing a portion of the proceeds thereof in the Escrow Account to secure any interest payments due on or before April 15, 2011) as the Securities in an unlimited aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	Purchase by the Company Upon a Fundamental Change.

Subject to the terms and conditions set forth in Article 3 of the First Supplemental Indenture, each Holder shall have the option to require the Company to repurchase its Securities upon the occurrence of a Fundamental Change.

6.	Conversion.

Subject to the terms and conditions set forth in Article 4 of the First Supplemental Indenture, a Holder of a Security may convert the principal amount of such Security into shares of Common Stock at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, at the Conversion Rate in effect on the Conversion Date; provided, however, that, if such Security is submitted or presented for repurchase pursuant to Article 3 of the First Supplemental Indenture, such conversion right shall terminate at the Close of Business on the Fundamental Change Repurchase Date for such Security (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the Close of Business on the date such default is cured and such Security is repurchased).

7.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

9.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then

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outstanding, and, subject to certain exceptions, an existing or future Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect in any material respect the interests under the Indenture of any Holder.

11.	Defaults and Remedies.

Subject to certain exceptions set forth in the First Supplemental Indenture, if an Event of Default (excluding an Event of Default specified in Sections 7.01(h) or 7.01(i) of the First Supplemental Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and accrued and unpaid interest (including any Additional Interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in Sections 7.01(h) or 7.01(i) of the First Supplemental Indenture with respect to the Company occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

12.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

13.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

14.	Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

15.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

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16.	Indenture to Control; Governing Law.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF ANY PROVISION OF THIS SECURITY CONFLICTS WITH THE EXPRESS PROVISIONS OF THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL GOVERN AND BE CONTROLLING. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17	Copies of Indenture.

The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: AirTran Holdings, Inc., 9955 Airtran Boulevard, Orlando, Florida 32827, Facsimile No.: 407-251-5571, Attention: General Counsel.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)
* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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REPURCHASE EXERCISE NOTICE

UPON A FUNDAMENTAL CHANGE

To: AirTran Holdings, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from AirTran Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company. The undersigned registered owner of this Security hereby requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof. This request and instruction is irrevocable except as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased

(in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

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SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian

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EXHIBIT B

The following table sets forth the increase in the Conversion Rate, expressed as a number of additional shares of Common Stock to be received per $1,000 principal amount of Securities, upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period.

Adjustment Date

Stock Price	April 30, 2008	April 15, 2009	April 15, 2010	April 15, 2011	April 15, 2012	April 15, 2013	April 15, 2014	April 15, 2015
$3.20	52.0833	52.0833	52.0833	52.0833	52.0833	52.0833	52.0833	52.0833
$3.50	52.0833	52.0833	52.0833	52.0833	52.0833	52.0833	45.6581	25.2976
$4.00	52.0833	51.8111	49.8379	47.4550	44.2655	39.3873	30.7475	0.0000
$4.50	45.5998	43.8620	41.8178	39.2841	35.8389	30.6079	21.6077	0.0000
$5.00	39.4429	37.7477	35.7224	33.1806	29.7099	24.5007	15.8520	0.0000
$6.00	30.5949	29.0520	27.1845	24.8122	21.6078	16.9148	9.6861	0.0000
$7.00	24.5651	23.1941	21.5321	19.4370	16.6009	12.5799	6.7851	0.0000
$8.00	20.2330	19.0238	17.5623	15.7257	13.2734	9.8776	5.2326	0.0000
$9.00	16.9832	15.9178	14.6355	13.0305	10.9213	8.0560	4.2802	0.0000
$10.00	14.4510	13.5107	12.3834	10.9830	9.1636	6.7349	3.6123	0.0000
$12.50	10.1144	9.4153	8.5854	7.5756	6.2955	4.6403	2.5640	0.0000
$15.00	7.4012	6.8665	6.2415	5.4923	4.5662	3.3897	1.9151	0.0000
$17.50	5.5728	5.1556	4.6730	4.1062	3.4148	2.5502	1.4612	0.0000
$20.00	4.2780	3.9437	3.5658	3.1267	2.6001	1.9484	1.1258	0.0000
$25.00	2.6114	2.3890	2.1451	1.8670	1.5467	1.1567	0.6688	0.0000
$30.00	1.6330	1.4783	1.3140	1.1318	0.9253	0.6815	0.3855	0.0000